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                           TEAMING AGREEMENT

     THIS AGREEMENT, made as of 11-5, 1998 by and between PRC Inc., a corporation with a place of business at 1500 PRC Drive, McLean, Virginia, 22102, hereinafter referred to as PRC, and ImageWare Software, Inc., a corporation with a place of business at 10833 Thornmint Road, San Diego, CA 92127, hereinafter referred to as Teammate.

                              WITNESSETH:

     WHEREAS, the Las Vegas Metropolitan Police Department (LVMPD) has issued a Request for Proposal (RFP #0501-98) for their POSITIVE IDENTIFICATION AND INFORMATION MANAGEMENT SYSTEMS, hereinafter referred to as the Program; and

     WHEREAS, the above parties each have unique capabilities which are complementary and which are not independently available within either of their respective companies; and

     WHEREAS, the above parties wish to enter into this Agreement in order to develop the best management and technical approach to the Program to be procured by the LVMPD;

     NOW, THEREFORE, the parties hereby agree as follows:

     1.     SCOPE OF EFFORT

            (a)   PROGRAM PROPOSAL AND MARKETING ACTIVITIES:

                  During the term of this Agreement, PRC as Prime Contractor shall submit a proposal for the Program and will include Teammate as subcontractor for its work as delineated in Exhibit A. Teammate shall use its best efforts to assist PRC in submitting the proposal and securing the Program through its endeavors in the areas of work described in the attached Exhibit A as follows: Teammate will cooperate with PRC (i) to provide such assistance as may be required during the pre-proposal, proposal and post-proposal stages, (ii) to furnish proposal material including manuscripts, graphic material and cost and pricing data backup information as appropriate, (iii) to assure availability of management and technical personnel, and (iv) to submit management, technical and cost proposal materials and proposal clarifications within the time frames requested by PRC. PRC will identify Teammate as a proposed subcontractor and contributor to the proposal effort in both the proposal and in communications with the LVMPD and identify the areas of work attributable to Teammate as set forth in Exhibit A. PRC will keep Teammate informed of communications with the LVMPD relating to the areas of work attributable to Teammate. It is understood that PRC shall be the sole contact with the LVMPD in the performance of this agreement.

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            (b)   PROGRAM PERFORMANCE ACTIVITIES

                  If PRC consummates a prime contract for the Program, PRC will subcontract with Teammate that portion of the work as described in Exhibit A, provided a reasonable subcontract may be negotiated, and provided the LVMPD Contracting Officer approves or does not disapprove such a subcontract. Immediately following award to PRC of the Program prime contract, PRC and Teammate agree to commence good faith negotiations of a subcontract which shall include: (i) required terms and conditions as are contained in the prime contract, (ii) applicable statutes or regulations required to be included in subcontracts and (iii) other terms and conditions as may be mutually agreed upon. It is anticipated the subcontract type will be FIRM FIXED PRICE or, as mutually agreed upon. In the event mutually agreed upon contracting method, price, and terms and conditions cannot be negotiated by the parties within a reasonable time, and in any event within three (3) months from award of the prime contract to PRC, PRC shall have the right to enter into subcontracts with other business entities for the performance of work which was to have been covered by the above referenced subcontract; this right is in addition to other rights PRC may have hereunder or under applicable law and when exercising this right PRC shall be without further obligation to Teammate.

     2.     EXCLUSIVE EFFORT

            For the term of this agreement, PRC and Teammate mutually agree that Teammate will team exclusively with PRC with regard to the Program, and will not collaborate with any other business entity regarding this Program.

     3.     PROPRIETARY INFORMATION

            The party receiving the information described below shall be hereinafter referred to as the receiving party and the party furnishing the information the transmitting party. The receiving party agrees to keep in confidence and prevent the unauthorized disclosure to any person or persons outside its organization, and agrees further not to use for a purpose other than for which furnished (and then only with appropriate restrictions governing its use), any and all data and information including all data and information previously furnished by the transmitting party relating to the subject areas of expertise of the transmitting party to which the Program pertains. This includes all data and information which is designated in writing, or by appropriate stamp or legend, by the transmitting party to be of a proprietary nature. The receiving party shall not be liable for unauthorized disclosure of any such data or information if the same:

            (a)   is in the public domain at the time it was disclosed; or

            (b)   is known to the receiving party at the time of receipt; or

            (c) is disclosed inadvertently despite the exercise of the same degree of care as the receiving party takes to preserve and safeguard its own proprietary information, provided also that any person having access to such information shall be advised of the contents of this Agreement; or

            (d) is disclosed with a written approval of the transmitting party; or

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         (e)  was independently developed by the receiving party; or

         (f) becomes known to the receiving party from a source other than the transmitting party who is legally entitled to such information without breach of this Agreement; or

         (g) was not identified in writing, or by application of the appropriate identifying stamp or legend, as proprietary information subject to this Agreement; or

         (h) is disclosed more than (3) years after it was first received under this Agreement.

         Each party shall designate in writing the individual or individuals authorized to receive proprietary information under this Agreement and either party may change its designation by written notice to the other.

         4.  CLASSIFIED INFORMATION

             To the extent the obligations of the parties hereunder require the handling or the access to classified U.S. Government security information, the same shall be subject to the requirements of the Department of Defense, Industrial Security Manual for Safeguarding Classified Information.

         5.  TERMINATION

             This Agreement and all rights and duties hereunder, except those under paragraph 3, above, cease and terminate upon the first to occur of the following events:

             (a) in the event PRC is awarded a prime contract for the Program, the disapproval of the PRC subcontract to Teammate or direction by the LVMPD to utilize a subcontract source other than Teammate for a substantial portion of the work described in Exhibit A for the Program.

             (b) the award of a prime contract for the Program to other than PRC.

             (c) the failure of the LVMPD to award a prime contract as contemplated by this Agreement within two (2) years from the date hereof.

             (d) mutual consent of both parties by execution of a recision agreement.

             (e) the expiration of two (2) years from the effective date of this Agreement unless: (i) it is extended by mutual agreement of the parties, or (ii) PRC obtains a prime contract as contemplated herein.

             (f) the failure of the parties to consummate a subcontract within three (3) months of the award of a prime contract as contemplated herein.


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             (g)  the award of a subcontract to Teammate as contemplated by this Agreement.

             (h)  PRC decides not to submit a proposal for the Program.

             (i) during the term hereof it is determined that either party is ineligible to receive an award (e.g. Consolidated List of Debarred, Suspended and Ineligible Contractors or Conflict of Interest-FAR 9.505-3).

         6.  PATENTS AND INVENTIONS

             During the performance of this Agreement, the following shall apply with respect to patentable inventions:

             (a) no license, express or implied, shall inure to the other participating party under any trademark, patent or copyright, as a result of such trademark, patent or copyright having now issued or hereafter being granted to one of the parties for efforts or activities made exclusively by its employees. It is understood that each party will use its best effort to convey information to the other party which is clear of third party rights, however, none of the information which may be submitted or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the unknown or unasserted infringement of trademark, patents, copyrights or any right to privacy, or other rights of third persons.

             (b) rights to file patent applications and rights in, and reporting of said inventions, applications and patents issued thereon in all countries shall be subject to the provisions of the Patent Rights clause in the LVMPD prime contract or subcontract, as the case may be, with the party whose employee(s) solely made such invention.

             (c) in the case of inventions made jointly by one or more employees of both parties hereto, each party shall have an equal undivided one-half interest in and to such joint inventions, as well as in and to patent applications and patents thereon in all countries, subject to rights conveyed to the LVMPD under the Patent Rights clause of the prime contract with the LVMPD.

             (d) in the case of such joint inventions, where both parties wish to protect their rights therein, the right to file patent applications in any country, subject, however, to the provisions of the said Patent Rights clause of said prime contract, shall be determined by mutual agreement of the parties. In the event the parties are unable to agree, such application(s) shall be filed jointly.

             (e) the expenses for preparing, filing, and prosecuting each application, and for issue of the respective patent shall be borne by the party which prepares and files the application. The other party shall furnish the filing party or the LVMPD, as the case may be, with all documents, or other assistance that may be necessary for the filing and prosecution of each application at the expense of the filing party. In the case of joint filing, each party shall bear its own expenses.



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             (f)  in the case of joint inventions where one party does not wish to participate in the filing of a patent application, the party which files the application shall, prior to filing, request the other party to indicate whether it will agree to pay one-half of such fees and expenses of filing. If, within sixty (60) days of receiving such request, the non-filing party fails to assume in writing the obligation to pay its proportionate share of such fees and expenses, or if either party subsequently fails to continue such payments, the non-filing party shall after sixty (60) days of demand for payment from the filing party, forfeit to the filing party its share of the title to such application and payment, provided the filing party continues its payments.

         7.  EXPENSES

             Except as otherwise set forth herein, or as may be mutually agreed by the parties, and except for the compensation which may be paid to the parties in accordance with any such contracts and subcontracts, each party shall bear all of its own expenses incurred in connection with the Program referred to herein.

         8.  PUBLICITY

             No publicity or advertising regarding any proposal or contract under the Program or relating to this Agreement shall be released without prior approval of PRC, except that this Agreement may be made known to the LVMPD.

         9.  NEGATION OF FORMATION OF A BUSINESS ORGANIZATION

             This Agreement shall not constitute, create, or in any way be interpreted as a partnership, joint venture or formal business organization of any kind.

         10. ASSIGNMENTS

             Neither party may assign or transfer its interest herein without the prior written consent of the other. This approval requirement shall not apply to the assignment to any successor corporation in the event of a merger or consolidation. Any consent required shall not be unreasonably withheld.

         11. COMPLIANCE WITH LAW

             The parties shall comply with all applicable federal, state and local laws and regulations including Executive Orders of the President of the United States.

         12. LIMITATION OF LIABILITY

             Neither party shall be liable to the other for any indirect, incidental, special or consequential damages, however caused, whether as a consequence of the negligence of the one party or otherwise.


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         13.  SEVERABILITY

              If any provision of this Agreement or part of such provision is or becomes invalid or unenforceable, then the remaining provisions hereof shall continue to be effective.

         14.  WAIVERS

              No waiver by a party of any of its rights or remedies shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement.

         15.  DISPUTES

         (a) GOOD-FAITH NEGOTIATIONS. If any dispute arises under this agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the parties are unable to resolve the dispute within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the following manner.

         (b) EXCLUDED CAUSES. If the only dispute relates to unpaid fees, costs or other charges, the party owed the money may commence legal action in court for outstanding moneys due under this Agreement.

         (c) BINDING ALTERNATIVE DISPUTE RESOLUTION. Any remaining dispute arising under this Agreement shall be resolved by using alternative dispute resolution (ADR) procedures, which can hopefully avoid or reduce the acrimony resulting from adversarial litigation. If the efforts through face-to-face negotiations in paragraph 1, above, are not successful, the parties will initiate a mini-trial (ADR) process with selection of a neutral advisor, who will schedule a mini-trial to occur approximately 30 business days after the selection of the neutral advisor. The neutral advisor will introduce an impartial opinion approximately 15 business days after completion of the mini-trial. Throughout the ADR process, the neutral will provide an element of mediation with the goal of having the parties resolve the dispute without issuance of the impartial opinion. However, if the parties do not reach agreement, the impartial opinion rendered by the neutral advisor will be binding and judgment upon that opinion may be entered in any court having jurisdiction thereof. The parties may elect to use an arbitration/mediation service which specializes in timely ADR, such as ENDISPUTE or the Judicial Arbitration and Mediation Services, Inc. All expenses such as the cost of the neutral advisor or the hearing facility will be shared equally.

         16.  ENTIRE AGREEMENT

              This Agreement contains the entire Agreement between the parties with respect to the Program and supersedes any previous understanding, commitments, or agreement, oral or written. This Agreement shall not be amended nor shall any waiver of any right hereunder be effective, unless set forth in a document executed by duly authorized representatives of both Teammate and PRC. The laws of the Commonwealth of Virginia shall govern the validity, construction, scope and performance of this Agreement.

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         17.  HIRING OF EMPLOYEES

              During the period that this Agreement is in force and throughout the period of performance of any resultant contract or subcontract arrangements, including extensions or modifications thereto, the parties hereto agree that neither shall solicit for employment, any technical or professional employees of the other assigned to work on the contract/subcontract, without the prior written agreement of the party whose employee is being considered for employment.

              IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed on the date noted above.

IMAGEWARE SOFTWARE, INC.

By    /s/ S. James Miller, Jr.
      ----------------------------

Name  S. James Miller, Jr.
      ----------------------------

Title Chairman and CEO
      ----------------------------

Date  Nov. 9, 1998
      ----------------------------


PRC INC.

By    [ILLEGIBLE]
      ----------------------------

Name  David A. Capizzi
      ----------------------------

Title Vice President - Procurement
      ----------------------------

Date       11/9/98
      ----------------------------

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                                EXHIBIT "A"

                             STATEMENT OF WORK

                                    FOR

                             IMAGEWARE SOFTWARE

This Exhibit A specifies the work share and roles and responsibilities between PRC and ImageWare during the proposal and post award phases of the Las Vegas Metropolitan Police Department Positive Identification and Information Management System (LVMPD). As an exclusive subcontractor to PRC, ImageWare agrees to provide the support specified herein to help PRC in submitting a successful bid in response to the LVMPD solicitation. If awarded the LVMPD contract, PRC agrees to negotiate in good faith, a subcontract to include responsibility for the functional areas contained herein.

1.0  PROPOSAL PHASE

During the proposal development phase, ImageWare will provide accurate and timely response to PRC requests for information required for the LVMPD proposal. Proposal support will include providing such input as, past performance data, resumes, cost data, technical capabilities and designs, management processes, practices, and procedure definitions,etc. If tasked by PRC, ImageWare will complete specific writing assignments relevant to their areas of expertise and work assignment areas. If tasked by PRC, ImageWare will provide senior technical and management personnel to participate in key proposal reviews such as the Blue Team and/or Red Team. ImageWare are expected to participate in the proposal development activity to the maximum extent possible, consistent with its work areas and assigned areas of lead responsibility.

2.0  CONTRACT EXECUTION PHASE

As a core team member of PRC's LVMPD team, ImageWare will support the LVMPD program with general expertise across the full spectrum of the program as requested by PRC. Assuming a successful proposal, PRC agrees to allocate work share to ImageWare as described in paragraphs 3.1. Additionally, PRC will consider ImageWare participation in other tasks for which ImageWare is interested and qualified.

3.1  AREAS OF RESPONSIBILITY

ImageWare will be assigned responsibility in the functional areas listed below. These functional areas are based on the functional content of the LVMPD RFP, and may be subject to change given final negotiation of the LVMPD contract.

- PHOTO ID CARD PRINTER SYSTEM: ImageWare shall provide the hardware and software for the ID Card Printer System, which will generate the inmate ID cards and user defined ID badges, as detailed in section 2.3.1.1.1 of the LVMPD RFP.

- BARCODE BRACELETS: ImageWare shall provide the capability of creating barcode wristbands for use during the Booking Operations as detailed in section 2.3.1.2.1 of the LVMPD RFP.

- MUGSHOT IDENTIFICATION FUNCTIONS: ImageWare shall provide an automated on-line storage, access retrieval and update capability for digitized color mugshot and photo images, as detailed in section 3.1.3.6 of the LVMPD RFP.

- AUTOMATED FACIAL RECOGNITION SOFTWARE: ImageWare shall provide an optional modular component, and automated facial recognition capability, that will provide the capability to automatically compare surveillance photographs to the photo mugshot database and to identify matching photographs in the database as detailed in section 2.2.1 and 3.1.3.6 of the LVMPD RFP.

- PHOTO IMAGE CAPTURE WORKSTATION: ImageWare shall provide the hardware and software for the photo image capture workstation which shall be a standard workstation with an integrated Photo Capture Subsystem, as detailed in section 3.1.6.4.1 of the LVMPD RFP.

- PHOTO CAPTURE SUBSYSTEM: ImageWare shall provide the hardware and software components for the PhotoCapture Subsystem as detailed in section 3.1.6.12 of the LVMPD RFP.

- MUGSHOT DISPLAY AND INVESTIGATIONS SOFTWARE PACKAGES: ImageWare shall provide all of the Record Retrieval & Display Capabilities detailed in section 3.1.7.1.2 of the LVMPD RFP. ImageWare shall provide an Mugshot Investigations Software Package which will provide special purpose interactive search and mugshot analysis tools as detailed in section
    3.1.7.1.3 of the LVMPD RFP.

- ImageWare shall also provide any required support in documentation, training, development, installation, and maintenance services for those areas of responsibility detailed above.